Page 1 of 5 pages

                                  EXHIBIT 21


          (All subsidiaries are included in the Consolidated Financial Statements of The Stanley Works)

                                                            Jurisdiction of
Corporate Name                                              Incorporation

The Stanley Works                                      Connecticut

          The Farmington River Power Company                Connecticut

          Mac Tools, Inc.                                   Ohio

          Stanley-Vidmar, Inc.                              Connecticut

          Stanley-Vidmar Systems, Inc.                      Delaware

          Stanley Germany Inc.                              Delaware

          Stanley International Sales, Inc.                 Delaware

          Stanley Inter-America Distribution
          Center, Inc.                                      Delaware

          Stanley Foreign Sales Corporation                 Virgin Islands

          Stanley Works Financial Inc.                      Delaware

          Stanley Door Systems Inc.                         Michigan

          Stanley Structures, Inc.                          Delaware

               Wyoming Prestress Co.                        Wyoming

          Stanley Magic-Door, Inc.                          Delaware

          Stanley Home Automation, Inc.                     Delaware

          General Rental Co., Inc.                          Florida

          Taylor Rental Center, Inc.                        Massachusetts

          Taylor Financial Corp.                            Nevada





                                                            Page 2 of 5 pages

                                  EXHIBIT 21

                                                            Jurisdiction of
Incorporation
(The Stanley Works)

          J. B. Acquisition Corp.                           Delaware

               JB Supplies, Inc.                            Minnesota

          American Brush Company, Inc.                      Massachusetts

          Jensen Tools, Inc.                                Delaware

          Wondura Products, Inc.
          dba Monarch Mirror Door, Inc.                New Jersey

               Monarch Mirror Door Company
               Inc.                                    California

               Monarch Norcal, Inc.                         California

               Monarch Mirror Door, Canada, Inc.            Ontario, Canada

          LaBounty Manufacturing, Inc.                      Minnesota


               LaBounty Manufacturing (60%)                 Australia
               Allied Construction    (49%)                 U.K.
                    Equipment, Ltd.

          Stanley-Bostitch, Inc.                            Delaware

               Stanley-Bostitch Holding Corporation         Delaware

                    Hartco Company                          Illinois

          Halstead Enterprises, Inc.                        California

          The Stanley Works Funding Corporation             Delaware

          Stanley Canada Inc.                               Canada

          Stanley Acmetrack Limited                         Canada

          Stanley Tools (N.Z.) Ltd.                         New Zealand

          Ferramentas Stanley Ltda.                         Brazil





                                                            Page 3 of 5 pages

                                   EXHIBIT 21

                                                            Jurisdiction of
Incorporation
(The Stanley Works)


          Herramientas Stanley
          S.A. de C.V.                                      Mexico

          Herramientas Stanley S.A.                         Colombia

          Stanley-Bostitch, S.A. de C.V.                    Mexico

          Stanley Tools SpA                                 Italy

          S.I.C.F.O.-Stanley S.A.                           France

               Stanley Europe B.V.                          Netherlands

          Stanley Atlantic, Inc.                            Delaware

               The Stanley Works Ltd.                       U.K.

                    Mosley-Stone Ltd.                       U.K.

                    K. J. Tool Company Ltd                  England

                    Mosley-Stone (1979) Ltd                 England

                    E. Mosley (Brushes) Ltd                 England

                    J. C. Hayes (Tools) Ltd                 England

                    Faulkner Roller Company Ltd             England

                    Stone Brothers (Brushes) Ltd            England

                    Pear Tree Tools Ltd                     England

                         Alpha Handles Ltd                  England

                         Sentinal Forge Ltd                 England

               Stanley Works
               (Nederland) B.V.                             Netherlands

                    Stanley Magic-Door
                    Netherlands B.V.                        Netherlands





                                                            Page 4 of 5 pages
                                   EXHIBIT 21

                                                            Jurisdiction of
Incorporation
(The Stanley Works)
               Placements et Rangements
                    Nirva S.a.R.L.                          France

                    Societe Civile Immobiliere WAT          France

          Stanley Vaerktoej
          og beslag Aps                                     Denmark

          Stanley Svenskas A.B.                             Sweden

               Suomen Stanley oy                            Finland

          Bostitch G.m.b.H.                                 Germany

               Friess G.m.b.H.                              Germany

          Stanley Bostitch S.A.                             France

          Soc. de Fab. Bostitch S.A.                        France
                    (Simax)

          Bostitch Europe, A.G.                             Switzerland

          Bostitch A.G.                                     Switzerland

          S.A. Stanley Works Belgium N.V.                   Belgium

          Stanley International
          Holdings Inc.                                     Delaware

               Stanley Pacific Inc.                         Delaware/Australia

                    Stanley-Bostitch
                    Pty. Limited                            Australia

          The Stanley Works Pty. Ltd.                       Australia

          Stanley Works Asia Pacific Pte. Ltd.              Singapore

          The Stanley Works
          (Hong Kong) Ltd.                                  Hong Kong

          The Stanley Works Sales
          (Philippines), Inc.                               Philippines

          The Stanley Works Asia Pacific Ltd.               Taiwan

          Chiro Tool Manufacturing Corporation              Taiwan





                                                            Page 5 of 5 pages

                                   EXHIBIT 21

                                                            Jurisdiction of
Incorporation
(The Stanley Works)

          The Stanley Works (Bermuda) Ltd.                  Bermuda

          The Stanley Works Japan K.K. (95%)                Japan

          Stanley Tools Thailand Ltd.                       Thailand

          Stanley Tools Poland Ltd. (51%)                   Poland

          Tona a.s. Pecky (78%)                             Czech Republic

          Dudley Shearing Sales Limited                     U.K.


The names of certain subsidiaries have been omitted because such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.